CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-42133 and Post-Effective Amendment No. 1 to Registration Statement 333-42133 and Post-Effective Amendment No. 2 to the Registration Statement 333-42133 (No. 333-42133-99) of Ingersoll-Rand Company Limited of our report dated June 23, 2017 relating to the financial statements of Trane 401K and Thrift Plan as of and for the years ended December 31, 2016 and 2015, which appears in this Form 11-K.

/s/ Cherry Bekaert LLP
Charlotte, North Carolina
June 23, 2017